UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2013

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	333-68630	95-4031807
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

3 MacArthur Place, Suite 100

Santa Ana, California  92707

(Address of principal executive offices, including zip code)

714-513-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report and its exhibits include forward-looking statements. Edison Mission Energy (“EME”) has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME’s control. EME has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with EME’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Item 7.01 Regulation FD Disclosure.

On January 9, 2013 certain members of EME management are scheduled to meet with certain of EME’s unsecured noteholders and the noteholders’ financial advisor, Houlihan Lokey, and legal advisor, Ropes & Gray LLP, to discuss EME’s business. At the meeting, EME intends to discuss certain cash flow forecasts attached hereto as Exhibit 99.1.

The information in this item is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by EME or any related entity under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein. By filing this Current Report on Form 8-K and furnishing this information, EME makes no admission as to the materiality of any information in Item 7.01 of this report.

The illustrative projected cash flow information furnished as part of Exhibit 99.1 contains forward-looking statements based on information available as of the date the presentation was prepared. These forward-looking statements are subject to a significant amount of uncertainty, in particular regarding the costs of purchasing and installing emissions control equipment, as well as power prices and revenues over the indicated time periods.  Factors both within and outside the control of EME will affect the accuracy of this forward-looking information.  Furthermore, the information is a high-level summary only and is subject to assumptions, qualifications and performance criteria not otherwise described in the information presented.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                    Cash Flow Forecasts

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edison Mission Energy

Date:	January 8, 2013	/s/ Maria Rigatti
MARIA RIGATTI Senior Vice President and Chief Financial Officer